UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza 3rd Floor
Pearl River, New York		10965
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered(1)
Common Stock, par value $0.001 per share	ACORQ	N/A
(1)
On April 25, 2024, Nasdaq filed a Form 25 to delist our common stock and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and such delisting took effect on May 5, 2024. We expect that our common stock will be deregistered under Section 12(b) of the Exchange Act on or about July 24, 2024, which is the 90th day after the Form 25 filing. After our common stock is deregistered under Section 12(b) of the Exchange Act, it will remain registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on March 31, 2024, Acorda Therapeutics, Inc. (the “Company”) and its wholly owned subsidiary, Civitas Therapeutics, Inc., entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with Merz Pharmaceuticals, LLC (“Purchaser”) and, solely with respect to the guarantee of the Purchaser’s payment obligations thereunder, Merz Pharma GmbH & Co. KGaA. The Asset Purchase Agreement provides for the sale of substantially all of the Company’s assets to the Purchaser for $185.0 million, less certain deductions and adjustments as specified in the Asset Purchase Agreement. Also, on April 1, 2024, the Company, together with certain of its subsidiaries, commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”) under the caption In re Acorda Therapeutics, Inc., et al. The Company continues to operate its business as a “debtor-in-possession” in accordance with the applicable provisions of the Code and orders of the Court.

On June 7, 2024, the Court held a hearing to consider approval of the sale of substantially all of the Company’s assets to the Purchaser under the Asset Purchase Agreement (the “Asset Sale”) and entered an order on June 12, 2024 approving the Asset Sale. The Asset Sale remains subject to customary closing conditions.

Cautionary Information Regarding Trading in the Company’s Securities

The Company continues to face certain risks and uncertainties that have been affecting its business and operations, and these risks and uncertainties may affect the Company’s ability to enter into a sale transaction and could impact the outcome of the Chapter 11 Proceedings. Holders of the Company’s securities will likely be entitled to little or no recovery on their investment following the Chapter 11 Proceedings, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities given the pendency of the Chapter 11 Proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

Date:	June 12, 2024	By:	/s/ Michael A. Gesser
Michael A. Gesser Chief Financial Officer and Treasurer